UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K Current Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.
Date of Report: March 6, 2007 (Date of earliest event reported)
Rosetta Resources Inc. (Exact name of registrant as specified in its charter)
DE (State or other jurisdiction of incorporation)	000-51801 (Commission File Number)	43-2083519 (IRS Employer Identification Number)
717 Texas, Suite 2800 (Address of principal executive offices)		77002 (Zip Code)
7133354000 (Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 6th” 2007, Mr. B.A. “Bill” Berilgen, President and Chief Executive Officer of Rosetta Resources Inc. (“Rosetta”), will present information on Rosetta at the Nasdaq Oil and Gas Conference in London, as described below in Item 7.01. Certain of the information to be provided at the conference, although estimates prepared by management, may be deemed to be results of operations and therefore are presented below. Based on estimates of production costs, Rosetta estimates the following for fiscal year 2006:

2006 Estimated Actual
Average Realized Price/Mcfe	$8.13

■ Operating Costs/Mcfe
w Direct LO	$0.65
w Ad-Valorem Tax	0.20
w Work over	0.19
w Insurance	0.04
■ Total Lifting Costs	$1.08
w Production Tax	0.19
w TG&M	0.15
w G&A	0.82
w Interest (net)	0.39
Total Cash Costs per Mcfe	$2.63
■ CASH FROM OPERATIONS/MCFE	$5.50
(1) Includes costs of SOX implementation and Calpine related transaction costs.

The CASH OPERATIONS / Mcfe included in this presentation is a non-GAAP measure, which can be reconciled to the GAAP measure “Net cash provided by operating activities” by making the following adjustments: (i) CASH OPERATIONS / Mcfe is first multiplied by total company production for the period as measured in Mcfe, (ii) then reduced by current federal and state income taxes, and then (iii) adjusted (either positive or negative as the case may be) for the “Change in operating assets and liabilities” for the period presented. These steps will result in reconciliation to “Net cash provided by operating activities”.

Item 7.01. Regulation FD Disclosure.

On March 5th, 2007, Rosetta Resources Inc. announced that Mr. B.A. “Bill” Berilgen, President and Chief Executive Officer will present on Tuesday, March 6, 2007 at 9:45 am Western European Time Zone at the Nasdaq Oil and Gas Conference in London. An archived version of the web cast will be available by accessing Rosetta’s website  www.rosettaresources.com.

In connection with the conference, Mr. Berilgen will present a forecast of Rosetta’s production costs for 2007, which costs are based on the estimated capital budget for 2007. Based on these estimated production costs, Rosetta forecasts the following for fiscal year 2007:

2007 Forecast
Average Realized Price/Mcfe	$7.70

■ Operating Costs/Mcfe
w Direct LO	$0.61
w Ad-Valorem Tax	0.20
w Work over	0.11
w Insurance	0.04
■ Total Lifting Costs	$0.96
w Production Tax	0.19
w TG&M	0.12
w G&A	0.64
w Interest (net)	0.32
Total Cash Costs per Mcfe	$2.23
■ CASH FROM OPERATIONS/MCFE	$5.47
(1) Includes costs of SOX implementation and Calpine related transaction costs.

The CASH OPERATIONS / Mcfe included in this presentation is a non-GAAP measure, which can be reconciled to the GAAP measure “Net cash provided by operating activities” by making the following adjustments: (i) CASH OPERATIONS / Mcfe is first multiplied by total company production for the period as measured in Mcfe, (ii) then reduced by current federal and state income taxes, and then (iii) adjusted (either positive or negative as the case may be) for the “Change in operating assets and liabilities” for the period presented. These steps will result in reconciliation to “Net cash provided by operating activities”.

A copy of Rosetta's press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1 “ROSETTA RESOURCES INC. TO PRESENT AT THE NASDAQ OIL AND GAS CONFERENCE IN LONDON, MARCH 6, 2007”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.
ROSETTA RESOURCES INC.
(Registrant)

March 6, 2007	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President & Chief Financial Officer

                                                                                   Exhibit Index

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated March 5, 2007

ROSETTA RESOURCES INC. TO PRESENT AT THE NASDAQ OIL AND
GAS CONFERENCE IN LONDON, MARCH 6, 2007

HOUSTON, TX, March 5, 2006 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (NASDAQ: ROSE) "Rosetta" announced today that Mr. B.A. “Bill” Berilgen, President and Chief Executive Officer will present on Tuesday, March 6, 2007 at 9:45 am GMT at the Nasdaq Oil and Gas Conference in London.

The presentation and an archived version of the web cast will be available by accessing our website www.rosettaresources.com. Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.